[JANUS LOGO]

                ***IMPORTANT NOTICE REGARDING YOUR JANUS FUNDS***


     Dear Shareholder:

     Recently, we distributed proxy material regarding the Special Meeting of Shareholders scheduled to take place on JANUARY 31, 2002. Our records indicate that we have not yet received a vote from you. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting as scheduled.

     We have retained a professional proxy solicitation firm to assist you with the voting process (Georgeson Shareholder Communications, Inc.). If you have any questions regarding the voting of your proxy, please do not hesitate to call Georgeson Shareholder at 1-866-728-9007.

                      YOUR VOTE IS IMPORTANT --- VOTE TODAY

     You may register your vote in one of three easy ways:

          1. TELEPHONE:       Dial the toll-free number found on your proxy card
                              and follow the simple instructions.

          2. INTERNET:        Visit www.proxyvote.com. Once there, enter the
                              12-digit control number located on your proxy card.

          3. MAIL: Simply return your completed proxy in the enclosed postage paid envelope.




                                                                          OBO

[JANUS LOGO]

                ***IMPORTANT NOTICE REGARDING YOUR JANUS FUNDS***


     Dear Shareholder:

     Recently, we distributed proxy material regarding the Special Meeting of Shareholders scheduled to take place on JANUARY 31, 2002. Our records indicate that we have not yet received a vote from you. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting as scheduled.

     We have retained a professional proxy solicitation firm to assist you with the voting process (Georgeson Shareholder Communications, Inc.). If you have any questions regarding the voting of your proxy or if you would like to have a representative take your vote over the phone, please do not hesitate to call Georgeson Shareholder at 1-866-728-9007.

                      YOUR VOTE IS IMPORTANT -- VOTE TODAY

     You may register your vote in one of three easy ways:

          1. TELEPHONE:       Dial the toll-free number found on your proxy card
                              and follow the simple instructions.

          2. INTERNET:        Visit www.proxyvote.com. Once there, enter the
                              12-digit control number located on your proxy card.

          3. MAIL: Simply return your completed proxy in the enclosed postage paid envelope.







                                                                        REG/NOBO

DECEMBER 2001 JANUS PROXY DISTRIBUTION:  KEY ISSUES




BACKGROUND: A special meeting of Janus funds' shareholders will be held in Denver on January 31, 2002 to vote on several issues related to their funds. Shareholders not planning to attend may vote via proxy. Proxy statements and voting instructions have been sent to over 5 million investors and we expect that wholesalers and brokers may receive questions as to the meaning of this event. Should clients or brokers contact you in this regard, the following information should be helpful:


   o Packages including a proxy statement and voting card were mailed in early December to shareholders of record as of 10/19/2001.

   o Georgeson Shareholder Communications (a professional proxy solicitation firm) has been retained by Janus to assist with the communications process and answer questions by telephone. Should you be asked specific questions about the proxy, you may refer clients to them at 1-866-728-9007. Their reps are well-versed on the issues.

   o In the proxy, shareholders are being asked to re-elect the current board of trustees, approve new investment advisory agreements, and to make changes to certain fund investment restrictions. Janus Investment Fund shareholders are also being asked to authorize the trustees to adopt an amended and restated declaration of trust. Detailed information on these issues is contained in the proxy statement they have received. If they have lost their statement, Georgeson can provide a new copy.

   o The primary driver for the proxy is Tom Bailey's sale of his remaining ownership in Janus. The Trustees recommended a shareholder vote (proxy) to approve new advisory contracts since Tom's sale may be viewed as a change in control of Janus. THE OPERATION OF JANUS AND DAY-TO-DAY MANAGEMENT OF THE FUNDS WILL REMAIN UNCHANGED. TOM WILL CONTINUE TO SERVE AS CEO OF JANUS.

   o The board recommends a "yes" vote on all proposals. Votes may be cast by mail via the proxy voting card included in the mailing, by telephone at 1-800-454-8683, and online at www.proxyvote.com. The exception is Janus Aspen Series shareholders who can vote only by mail.




This material must be preceded or accompanied by a prospectus. Funds distributed by Janus Distributors, Inc.


              FOR INVESTMENT PROFESSIONAL USE ONLY - NOT FOR PUBLIC
                             VIEWING OR DISTRIBUTION


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